Exhibit 10.1

AMENDMENT No. 3 TO AT MARKET ISSUANCE SALES AGREEMENT

THIS AMENDMENT No. 3 TO AT MARKET ISSUANCE SALES AGREEMENT (the “Amendment”) is entered into effective as of the 22nd day of January, 2011 (the “Amendment Effective Date”), by and between Valence Technology, Inc., a Delaware corporation (the “Company”), and Wm Smith & Co., a Colorado corporation (“Wm Smith”).  Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the At Market Sales Issuance Agreement dated February 22, 2008 by and between the Company and Wm Smith, as amended by Amendment No. 1 effective July 2, 2009 and Amendment No. 2 effective December 30, 2010 (as amended, the “Sales Agreement”).

RECITALS:

WHEREAS, the Company’s registration statement on Form S-3 (File No. 333-148632) will no longer be used following January 22, 2011, the third anniversary of the initial effective date of such registration statement;

WHEREAS, the Company has filed (and the Commission has declared effective) a new registration statement on Form S-3 (File No. 333-171663) (the “New Registration Statement”), which will serve as the means by which the Shares that remain available to be sold under the Sales Agreement are registered with the Commission;

WHEREAS, the Company and Wm Smith desire to amend the Sales Agreement to, among other things, clarify that references therein to the “Registration Statement” shall be deemed to include the New Registration Statement; and

WHEREAS, pursuant to Section 16 thereof, the Sales Agreement may be amended pursuant to a written instrument executed by the Company and Wm Smith.

AGREEMENT:

NOW, THEREFORE, the parties hereby agree as follows:

(a)   References to Registration Statement in the Sales Agreement.  The Sales Agreement is hereby amended such that any reference therein to “Registration Statement” in the context of Shares that remain available to be sold as of the Amendment Effective Date shall mean the New Registration Statement and the reference to Form S-3 (File No. 333-148632) in Section 1 of the Sales Agreement is hereby amended to refer to Form S-3 (File No. 333-171663) in the context of Shares that remain available to be sold as of the Amendment Effective Date.

(b)   Prospectus Supplement.  The Company agrees to file a prospectus supplement to the base prospectus included as part of the New Registration Statement relating to the Shares that remain available to be sold as of the Amendment Effective Date (the “New Prospectus Supplement”).  The Company will furnish to Wm Smith, for use by Wm Smith, copies of such New Prospectus Supplement.  The Sales Agreement is hereby amended such that any reference therein to “Prospectus Supplement” in the context of Shares that remain available to be sold as of the Amendment Effective Date shall mean the New Prospectus Supplement.

(c)   Deliveries of the Company.  No later than five business days following execution of this Amendment, the Company shall cause Company Counsel to furnish to Wm Smith a legal opinion in form and substance satisfactory to Wm Smith.

(d)   No Other Amendments.  Except as set forth in this Amendment, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

(e)   Governing Law.  This Amendment shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles.

(f)   Counterparts.  This Amendment may be executed in two counterparts (including, without limitation, facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the respective parties have executed this Amendment No. 3 to At Market Issuance Sales Agreement effective as of the date first set forth above.

VALENCE TECHNOLOGY, INC. By: /s/ Ross A. Goolsby________________ Ross A. Goolsby Chief Financial Officer WM SMITH & CO. By: /s/ William S. Smith________________ William S. Smith President